SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2014

Dear Shareholder,

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Wednesday, May 14, 2014 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska.

A Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2013 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

PRELIMINARY PROXY

GREEN PLAINS RENEWABLE ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 14, 2014

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Wednesday, May 14, 2014 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

1.	To elect two directors to serve three-year terms that expire at the 2017 annual meeting;

2.	To approve an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Green Plains Renewable Energy, Inc. to Green Plains Inc.;

3.	To approve features related to the issuance of common stock upon conversion of the Company’s 3.25% Convertible Senior Notes due 2018, including flexible settlement;

4.	To approve the Company’s Umbrella Short-Term Incentive Plan;

5.	To approve the material terms of the performance goals under the Company’s 2009 Equity Incentive Plan, as amended, for purposes of Internal Revenue Code Section 162(m);

6.	To cast an advisory vote to approve the Company’s executive compensation; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” both nominees in Proposal 1 and a vote “For” Proposals 2, 3, 4, 5 and 6.

The foregoing items are more fully described in the accompanying Proxy Statement. The Company has fixed the close of business on March 20, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s common stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 14, 2014. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2014 with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice was mailed on or about April 3, 2014. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This Notice, the Proxy Statement and our 2013 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

April 3, 2014

GREEN PLAINS RENEWABLE ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 14, 2014

Page
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING	1
Introduction	1
Electronic Access to Proxy Materials	1
Record Date, Outstanding Shares and Quorum	1
Proxy Voting and Revocability of Proxies	1
Broker Non-Votes	2
Expenses and Methods of Solicitation	3
Vote Required	3
INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	3
Board of Directors	3
Director Independence	3
Board Meetings, Directors’ Attendance and Shareholder Communications	3
Board Committees	4
Board Diversity	5
Director Qualifications	5
Code of Ethics	6
Role in Risk Oversight	6
Board Leadership Structure	6
PROPOSAL 1 – ELECTION OF DIRECTORS	7
Election of Directors	7
Nominees for Election at the 2014 Annual Meeting	7
Continuing Directors with Terms Expiring in 2015	8
Continuing Directors with Terms Expiring in 2016	9
DIRECTOR COMPENSATION	9
EXECUTIVE OFFICERS	10
EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Compensation Committee Report	17
Summary Compensation Table	17
Grants of Plan-Based Awards	19
Outstanding Equity Awards at Year-End	20
Option Exercises and Stock Vested	20
Potential Payments upon Termination or Change in Control	20
Compensation Committee Interlocks and Insider Participation	25
Compensation Risk Assessment	25
EQUITY COMPENSATION PLANS	25
PRINCIPAL SHAREHOLDERS	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
Policies and Procedures Regarding Related Party Transactions	27
Related Party Transactions	27
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE GREEN PLAINS RENEWABLE ENERGY, INC. ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION	28
Text of Amendment	28
PROPOSAL 3 – APPROVAL OF FEATURES RELATED TO THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE COMPANY’S 3.25% CONVERTIBLE SENIOR NOTES DUE 2018, INCLUDING FLEXIBLE SETTLEMENT	29
Background	29
Accounting Effect on Reported Financial Results	30
Reason for Shareholder Approval	30

Page
PROPOSAL 4 – APPROVAL OF THE COMPANY’S UMBRELLA SHORT-TERM INCENTIVE PLAN	31
PROPOSAL 5 – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2009 EQUITY INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)	31
Summary of the 2009 Equity Incentive Plan	32
PROPOSAL 6 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	37
INDEPENDENT PUBLIC ACCOUNTANTS	38
Fees	38
Pre-Approval of Audit and Non-Audit Services	38
Availability of Accountants	38
AUDIT COMMITTEE REPORT	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
OTHER MATTERS	40
Annual Report	40
Shareholder Proposals	40
Discretionary Authority	41
APPENDIX A – UMBRELLA SHORT-TERM INCENTIVE PLAN	A-1
APPENDIX B – 2009 EQUITY INCENTIVE PLAN, AS AMENDED	B-1

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2014 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Wednesday, May 14, 2014 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect two directors; to approve an amendment to the Company’s Articles of Incorporation to change the name of the corporation to Green Plains Inc.; to approve features related to the issuance of Common Stock upon conversion of the Company’s 3.25% Convertible Senior Notes due 2018, including flexible settlement; to approve the Company’s Umbrella Short-Term Incentive Plan (the “Umbrella Plan”); to approve the material terms of the performance goals under the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”); to cast an advisory vote to approve the Company’s executive compensation; and transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2013 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or about April 3, 2014.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2013 Annual Report available to shareholders electronically via the Internet. On or before April 3, 2014, we mailed to our shareholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2014” (the “Notice”). All shareholders will be able to access this Proxy Statement and our 2013 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice.

The Notice will provide you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 20, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 37,408,024 shares of Common Stock outstanding at the close of business on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies.

If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously-submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with the Company’s transfer agent, with respect to those shares, you are considered the “shareholder of record” or a “registered shareholder” and these materials were sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•

By going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•

By calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•	By signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	By written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” both nominees in Proposal 1 and “For” Proposals 2, 3, 4, 5 and 6.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. All proposals are considered non-routine.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The two persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to approve Proposals 2, 3, 4, 5 and 6. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposals 2, 3, 4, 5 or 6.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Pursuant to a shareholders’ agreement entered into in connection with the October 2008 merger with VBV LLC and its subsidiaries (the “Shareholders’ Agreement”), as long as Wilon Holdings, S.A. (“Wilon”) owns at least 2.5% of the Company’s outstanding Common Stock, it will have the right to designate one individual, currently Alain Treuer, to be nominated for election as a director. Except for the Wilon nominee, the directors will be nominated for election by the Board of Directors or the shareholders in accordance with the Company’s bylaws and Nominating and Governance Committee procedures, as outlined below.

The Board consisted of ten members, divided into three groups, until the resignation of a director in March 2012 whose term would have expired at the 2014 Annual Meeting and the unexpected death of Gary Parker in February 2014 whose term would have expired at the 2016 annual meeting. The Board intends to fill these vacancies as soon as it identifies qualified candidates willing to serve in this capacity. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. Jim Anderson and Wayne Hoovestol are up for re-election at the 2014 Annual Meeting (to serve until the 2017 annual meeting or until their respective successors shall be elected and qualified). The terms of Jim Barry, Todd Becker, Brian Peterson and Alain Treuer (the Wilon nominee) expire at the 2015 annual meeting. The terms of James Crowley and Gordon Glade expire at the 2016 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable Nasdaq Stock Market (“NASDAQ”) rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker due to his current position with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held four meetings during 2013. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of Board meetings and committee meetings held on which an incumbent director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members attended the 2013 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), is comprised of four directors, all of whom meet the independence standards of NASDAQ and the SEC. Audit Committee members are Jim Anderson, James Crowley, Gordon Glade and Brian Peterson, with Mr. Crowley serving as Chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2013, the Audit Committee held seven meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on the Company’s website at www.gpreinc.com.

The function of the Audit Committee, as detailed in its charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Compensation Committee

The Compensation Committee is comprised of three directors, all of whom meet the independence standards of NASDAQ. Compensation Committee members are Jim Anderson, Jim Barry and Alain Treuer, with Mr. Treuer serving as Chairman. During 2013, the Compensation Committee met six times via teleconference or in person. The Compensation Committee Charter is posted on the Company’s website at www.gpreinc.com.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans, and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to the Company’s overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of three directors, all of whom meet the independence standards of NASDAQ. Nominating and Governance Committee members are Jim Barry, Gordon Glade and Wayne Hoovestol with Mr. Barry serving as Chairman. Gary Parker had served as a member of the Nominating and Governance Committee until his death in February 2014. Mr. Hoovestol was appointed to the committee in February 2014. During 2013, the Nominating and Governance Committee met two times. The Nominating and Governance Committee Charter is posted on the Company’s website at www.gpreinc.com.

The function of the Nominating and Governance Committee, as detailed in its charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee considers criteria that include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating and Governance Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

It is the policy of the Nominating and Governance Committee to consider candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating and Governance Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with and within the time frame set forth in the Company’s bylaws and described below under “Shareholder Proposals.”

The Nominating and Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating and Governance Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating and Governance Committee in evaluating the performance of such director. The Nominating and Governance Committee recommended that both of the incumbent directors whose terms of office expire at the 2014 Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2017 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which the Company operates and overall contributions to the Board. Additionally, see “Board of Directors” above regarding the designation of a nominee by Wilon.

Code of Ethics

The Board has adopted a Code of Ethics that applies to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the Code of Ethics is published on the Company’s website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews the Company’s risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best provides appropriate leadership for the Company at that time. Over the last several years, the Company has had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee Chairman and Chief Executive Officer (January 2009 to February 2009 and November 2009 to present); separate Chairman and Chief Executive Officer, with the Chairman being a member of the Company’s management (March 2009 to November 2009); combined Chairman and Chief Executive Officer (October 2008 to December 2008); and separate non-employee Chairman and Chief Executive Officer (prior to October 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as the Board Chairman, and Mr. Becker serving as the Chief Executive Officer, is appropriate given the experience of each individual. Mr. Becker is currently deemed not to be independent. The independent, non-executive members of the Board meet regularly in executive session. The Board, with guidance from the Nominating and Governance Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating and Governance Committee recommended and the Board nominated for re-election Jim Anderson and Wayne Hoovestol, each to serve a term that expires at the 2017 annual meeting. There are currently two vacancies on the Board, one each among the group of directors with terms that expire at the 2014 and 2016 annual meetings. The Board intends to fill these vacancies as soon as it identifies qualified candidates willing to serve in this capacity.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the two nominees. As explained above, the Company’s directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The two persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and the Company’s continuing directors. All director biography information is as of April 3, 2014.

Nominees for Election at the 2014 Annual Meeting

JIM ANDERSON, 56, who has served as a director since October 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in March 2010 as Chief Operating Officer, Fertilizer. Prior to that, he served United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as Chief Executive Officer and member of the board of directors from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. The Board concluded that Mr. Anderson should serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of the Company’s operations.

WAYNE HOOVESTOL, 56, has served as a director since March 2006 and as Chairman of the Board since October 2008. Mr. Hoovestol served as the Company’s Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. The Board concluded that Mr. Hoovestol should serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

Continuing Directors with Terms Expiring in 2015

JIM BARRY, 47, who has served as a director since October 2008, also serves as Chairman of the Board’s Nominating and Governance Committee. Mr. Barry was named Chief Investment Officer of the renewable power investment team within BlackRock, Inc. in February 2011. Prior to that, he served as Chief Executive Officer of NTR plc from June 2000 to February 2011 after serving as Assistant Chief Executive and General Manager, Development. Prior to joining NTR, he worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley International. Mr. Barry is on the Council of Patrons of Special Olympics Ireland and is a board member of The Ireland Funds. He also sits on a number of advisory boards related to activities at Harvard Business School and University College Cork. Mr. Barry has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Commerce degree from University College Cork. The Board concluded that Mr. Barry should serve as a director because of the proven leadership skills, energy industry expertise and international experience that he brings to the Board.

TODD BECKER, 48, who has served as President and Chief Executive Officer of the Company since January 2009, was appointed as a director in March 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 25 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker currently serves on the board of directors, including its compensation committee, for Hillshire Brands Company, a publicly-traded company. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. The Board concluded that Mr. Becker should serve as a director because he provides an insider’s perspective about the business and the strategic direction of the Company to Board discussions. His extensive commodity experience and leadership traits make him an essential member of the Board.

BRIAN PETERSON, 50, who has served as a director since May 2005, was named to the Board’s Audit Committee in March 2009. Mr. Peterson currently serves as President and Chief Executive Officer of Whiskey Creek Enterprises. Mr. Peterson served as Executive Vice President in charge of site development for the Company from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For over twenty years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. The Board concluded that Mr. Peterson should serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 41, who has served as a director since October 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings, S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. The Board concluded that Mr. Treuer should serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Continuing Directors with Terms Expiring in 2016

JAMES CROWLEY, 67, who has served as a director since October 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. The Board concluded that Mr. Crowley should serve as a director because he qualifies as an audit committee financial expert, possessing the requisite education and business acumen, along with having served on other boards and as an audit committee chair of another company.

GORDON GLADE, 43, who has served as a director since December 2007, also serves on the Board’s Audit and Nominating and Governance Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. The Board concluded that Mr. Glade should serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

DIRECTOR COMPENSATION

The Company, upon the recommendation of the Compensation Committee, compensates its directors through a retainer structure for knowledge of the Company and the industry in which it operates, serving in a stewardship role, preparing for and attending Board meetings and committee meetings, and serving as a committee chairman. During 2013, each non-employee director was paid $65,000 for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman received $20,000, the Compensation Committee chairman received $10,000 and the Nominating and Governance Committee chairman received $2,000. Additionally, individual deferred stock unit (“DSU”) grants were awarded equal to $65,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses.

As an employee, Mr. Becker does not receive director compensation. See “Summary Compensation Table” for information on his compensation.

On May 10, 2013, the Company’s non-employee directors each received a grant of 4,797 DSUs with an award value of $65,000 pursuant to the Plan. The award vests after one year. However, shares of Common Stock are not issued pursuant to the DSU agreement until the third anniversary of the grant date. The directors have no voting rights with respect to the shares of Common Stock until their issuance.

The Compensation Committee retained Hay Group as an independent consultant during 2013 to evaluate the Company’s non-employee director compensation program and provide recommendations for any appropriate changes to achieve market-competitiveness and consistency with recognized corporate governance “best practices.” After considering these recommendations, the Compensation Committee modified the compensation structure.

The following table sets forth 2013 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	65,000	65,000	-	-	130,000
Jim Anderson	65,000	65,000	-	-	130,000
Jim Barry	67,000	65,000	-	-	132,000
James Crowley	85,000	65,000	-	-	150,000
Gordon Glade	65,000	65,000	-	-	130,000
Gary Parker (2)	65,000	65,000	-	-	130,000
Brian Peterson	65,000	65,000	-	-	130,000
Alain Treuer	75,000	65,000	-	-	140,000
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value of annual DSU grants computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(2)	Mr. Parker served as a member of the Board until his death in February 2014.

The Company has adopted stock ownership guidelines for directors of the Company at four times their estimated annual award, or $400,000.

Effective April 1, 2014, as approved by the Board on February 5, 2014, each non-employee director will be paid $75,000 per year for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman will receive $20,000 annually, the Compensation Committee chairman will receive $10,000 annually and the Nominating and Governance Committee chairman will receive $4,000 annually. Additionally, annual individual restricted stock grants will be awarded equal to $100,000 in value, as measured on the date of the grant. Board members will continue to also be reimbursed for travel and other business-related expenses.

EXECUTIVE OFFICERS

The following table provides certain information regarding the Company’s executive officers as of April 3, 2014.

Name	Age	Position
Todd A. Becker	48	President and Chief Executive Officer (and Director)
Jerry L. Peters	56	Chief Financial Officer
Jeffrey S. Briggs	49	Chief Operating Officer
Carl S. (Steve) Bleyl	55	Executive Vice President – Ethanol Marketing
Mark A. Hudak	54	Executive Vice President – Human Resources
Paul E. Kolomaya	48	Executive Vice President – Commodity Finance
Michelle S. Mapes	47	Executive Vice President – General Counsel and Corporate Secretary
Michael C. Orgas	55	Executive Vice President – Commercial Operations
George P. (Patrich) Simpkins	52	Executive Vice President – Finance and Treasurer

Biographical information related to Todd Becker, who also serves as a director of the Company, is provided above in this Proxy Statement.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Beginning September 2012, Mr. Peters serves on the board of directors, and as chairman of the audit committee, of the general partner of Summit Midstream Partners, LP, a publicly-traded natural gas gathering partnership. Mr. Peters has a Masters degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

JEFF BRIGGS joined the Company as Chief Operating Officer in November 2009. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing in October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 until September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry. Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

MARK HUDAK was named Executive Vice President – Human Resources in November 2013 after joining the Company in January 2013 as its Vice President – Human Resources. Mr. Hudak has extensive experience in human resource management, organizational development, employee relations, employee benefits and compensation management. He served as Senior Director, Global Human Resources for Bimbo Bakeries from November 2010 to January 2013. Prior to that, from September 2006 to November 2010, Mr. Hudak was Vice President, Global Human Resources / Compliance and Ethics Officer at United Malt Holdings. He held several senior level positions at ConAgra Foods, Inc. from December 2000 to September 2006. Mr. Hudak has a Bachelor of Science degree in Business Administration from Bellevue University.

PAUL KOLOMAYA was named Executive Vice President – Commodity Finance in February 2012 after joining the Company in August 2008 as its Vice President – Commodity Finance. Prior to joining Green Plains, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES was named Executive Vice President – General Counsel and Corporate Secretary in November 2009 after joining the Company in September 2009 as its General Counsel. Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a Masters degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, he served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, he served in various management capacities at ConAgra Foods, Inc. and at General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

PATRICH SIMPKINS joined the Company as Executive Vice President – Finance and Treasurer in May 2012. Prior to joining Green Plains, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, he served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. He was recently named chairman of the board for Allegro Development Corporation. Mr. Simpkins, who is a registered investment principal and advisor, has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process the Company follows for making executive compensation decisions; and

•	information about 2013 compensation earned by the following executive officers (the “Named Executive Officers”):

¡	Todd Becker – President and Chief Executive Officer
¡	Jerry Peters – Chief Financial Officer
¡	Jeff Briggs – Chief Operating Officer
¡	Michelle Mapes – Executive Vice President – General Counsel and Corporate Secretary
¡	Patrich Simpkins – Executive Vice President – Finance and Treasurer

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•	to attract, motivate and retain talented executive officers and other key employees;

•	to use incentive compensation to reinforce strategic performance objectives; and

•	to align the interests of executive officers and key employees with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared.

Compensation for executive officers consists of three core components: base compensation, annual performance/incentive awards and long-term incentive compensation. Equity awards are made pursuant to the Plan.

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Company’s executive compensation program, and reviewing and approving annually all compensation decisions relating to the Company’s executive officers, including the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the executive’s performance and contribution to the Company’s overall performance. The Chief Executive Officer plays no role in setting his own compensation.

The Compensation Committee considered the results of the most recent say-on-pay vote when determining compensation policies and decisions. At the 2011 annual meeting of shareholders, the frequency of holding an advisory vote to approve executive compensation was advised to be every three years, which the Board adopted. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant. The Compensation Committee retained Hay Group as an independent compensation consultant during 2013 to assist with its responsibilities related to the Company’s executive and Board compensation programs. As required by SEC rules and NASDAQ listing standards, the Compensation Committee assessed the independence of Hay Group and concluded that it did not have a conflict of interest in completing these responsibilities.

The Compensation Committee strives to provide total compensation that is aligned and competitive with compensation data compiled by Hay Group based on a peer group of selected publicly-traded companies within the same or similar industries with comparable financial performance. The peer group is periodically reviewed and revised, if necessary, to remove companies that have not maintained similar financial structure and add companies that are similar in nature to the Company. The peer group provides a reference point when making pay decisions and benchmarking short-term and long-term incentive plan awards and mechanics. The combination of industries represented by our core businesses and the small number of U.S. publicly traded direct competitors creates challenges in identifying peer group companies.

The Compensation Committee, in consultation with Hay Group, selects peer group companies that have one of more of the following characteristics: (i) similar in size and financial performance to the Company, (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and companies engaged in the production of agriculture products), (iii) considered competitors to the Company according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestures or other business-related changes that may occur. The following companies comprised the peer group for 2013:

Adams Resources & Energy, Inc.	H.B. Fuller Company
Alon USA Energy, Inc.	Ingredion Inc.
The Andersons, Inc.	Koppers Holdings Inc.
Calumet Specialty Products Partners, L.P.	Methanex Corporation
CVR Energy, Inc.	Renewable Energy Group, Inc.
Darling International Inc.	Scotts Miracle-Gro Company
Delek US Holdings, Inc.	The Valspar Corporation

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a component, for the Company’s executive officers. The Compensation Committee reviews both national and industry specific compensation data derived by Hay Group by selecting a peer group of companies based upon their financial performance and operations. Each executive is evaluated against these data and adjustments are made based on individual factors such as experience level and job performance. The objective is to fashion a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company.

Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire, and reassessed as needed, taking into account the above-factors, other than tenure. To attract and retain quality talent with the expertise to perform required duties, total compensation is generally established to be within a range of the 50th to 75th percentile of total compensation paid to personnel in similar positions in the market. The Company generally pays base salaries below the target market given its compensation philosophy, which is designed to reward executive officers and other key employees through its cash and stock-based incentives based on performance. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities, internal equity and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. Hay Group’s methodology is used to evaluate positions and make comparisons among positions.

For 2013, the base salaries for the Named Executive Officers were as follows: Todd Becker – $525,000; Jerry Peters – $300,000; Jeff Briggs – $300,000; Michelle Mapes – $225,000; and Patrich Simpkins – $275,000. The base salary for Ms. Mapes was increased to $275,000 for 2014.

Annual Performance/Incentive Awards

Incentive compensation in the form of annual bonuses is used by the Company to reinforce performance-based objectives and retain key personnel. For 2013, the Compensation Committee established specific performance goals pursuant to the Company’s Short-Term Incentive Plan and set target levels of cash bonuses based on a percentage of base salary. The Short-Term Incentive Plan provides that certain specified employees of the Company may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals are set from time-to-time by the Compensation Committee and may differ from employee to employee and from award to award. Each current employee who is an executive officer of the Company is a participant in the Short-Term Incentive Plan.

In connection with the approval of the Short-Term Incentive Plan, the Compensation Committee also established the target levels of cash bonuses for 2013 for each participating officer, ranging from 50% to 100% of such officer’s base salary, and the Company performance criteria evaluated in determining the actual cash bonus amount. Based on the Short-Term Incentive Plan, participants were eligible for awards based on a percentage of base salary as defined by the Compensation Committee depending on the level of achievement of the Company performance criteria. The Compensation Committee may also adjust the award for external conditions beyond the control of the Company or the officer with an objective that total compensation for all executive officers would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice.

Factors considered by the Compensation Committee in utilization of its discretion in 2013 included the executive’s performance in contributing to overall Company goals and individual measurable performance objectives. The Company financial performance component was based on achieving stated goals for 2013. Following are Company goals and weighting percentages established by the Compensation Committee that were utilized to help measure officer performance and accordingly impacted 2013 incentive awards: (1) a target range of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $71 million to $107 million (40%), (2) a target range of return on net assets of 3.5% to 5.4% (20%), (3) a safety metric focusing on improvements on employee and process safety as defined and measured by a third party (10%), (4) a subjective performance management metric (5%), and (5) Compensation Committee discretion (25%). Individual performance objectives are non-financial business objectives such as execution and integration of acquisition transactions, coaching of key employees, efficient execution of operations and management of construction or capital expenditure projects.

The Named Executive Officers were entitled to potential cash awards under the Short-Term Incentive Plan for 2013, as set forth in the following table, subject to the discretion of the Compensation Committee.

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary (1)	Potential Award Range as a Percent of Base Salary (1)
Todd Becker, President & Chief Executive Officer	100%	0 - 200%
Jerry Peters, Chief Financial Officer	80%	0 - 160%
Jeff Briggs, Chief Operating Officer	80%	0 - 160%
Michelle Mapes, EVP – General Counsel and Corporate Secretary	50%	0 - 100%
Patrich Simpkins, EVP – Finance and Treasurer	50%	0 - 100%
(1)	Final awards are subject to Compensation Committee discretion and awards may exceed such amounts.

Actual EBITDA for 2013 was approximately $156.6 million. For a reconciliation of EBITDA to Net Income, see “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2013. Actual return on net assets for 2013 was approximately 7.8%. The overall 2013 safety metric showed that the Company made improvements in the qualitative measures reviewed, and the subjective performance management metric was also achieved. Cash bonuses paid for 2013 performance ranged from 73% to 381% of base salaries for the Named Executive Officers. As previously noted, the Company generally pays base salaries below the target market given its compensation philosophy, which is designed to reward executive officers and other key employees through its cash and stock-based incentives. Cash bonuses and stock awards may fluctuate from year to year based on performance, with an overall goal of providing executive officers with total compensation within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice. The Compensation Committee used its discretion to determine 2013 bonuses to consider the performance of the Company compared to overall industry performance and to reward and retain key personnel. See “Summary Compensation Table” below for the cash bonus amounts awarded for 2013. Additional information is also set forth in the Grants of Plan-Based Awards table.

The Umbrella Plan, effective January 1, 2014 if approved by shareholders under Proposal 4, limits individual annual incentive bonuses to no more than $10 million and eligible executives’ incentive bonuses, as a pool, at no more than 6% of EBITDA. The Umbrella Plan and these features are designed to satisfy certain requirements imposed by Internal Revenue Code section 162(m) related to deductibility of payments made to certain employees.

Long-Term Incentive Compensation

The Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Plan.

The Company’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key personnel. The Company’s executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate the Company’s plants, agribusiness operations, and marketing and distribution business. The grants of restricted stock, options or deferred stock units to executive officers encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if the employee leaves the Company, such awards are anticipated to provide a long-term incentive to remain with the Company.

Based on Compensation Committee assessments and recommendations, the Company’s long-term compensation program includes the following components to assist in aligning management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of Company objectives as well as individual performance against individual objectives.

As part of its process, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position, the value of each individual’s contributions to the Company, as well as competitive pay data from the peer group norms.

Equity compensation is determined by the Compensation Committee, which considers Company performance, focusing primarily on annual EBITDA targets, each individual’s accomplishments as compared to their goals for the year and each executive’s base salary and short-term incentive payments compared to total compensation. Based on the Company’s 2013 financial performance, individual performance evaluations and competitive pay data, restricted stock awards were issued in February 2014 for 2013 performance. Awards made in 2014 for 2013 performance to the Named Executive Officers consisted of grants of 109,266 shares to Mr. Becker, 21,854 shares to Mr. Peters, 15,298 shares to Mr. Briggs, 14,205 shares to Ms. Mapes, and 12,020 shares to Mr. Simpkins. To align the interests of the executives with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of the Company’s executive officers, the restricted stock awards vest 25% on the grant date and 25% annually for the next three years. Because they were granted in 2014, the stock awards for 2013 performance do not appear in the “Summary Compensation Table” for 2013.

The amounts shown in the “Summary Compensation Table” under 2013 stock awards were for grants made in 2013 for 2012 performance and amounts shown under 2012 stock awards were for grants made in 2012 for 2011 performance. Awards to the Named Executive Officers in 2013 for 2012 performance consisted of grants of 223,214 shares to Mr. Becker, 29,297 shares to Mr. Peters, 29,297 shares to Mr. Briggs, 28,460 shares to Ms. Mapes, and 19,531 shares to Mr. Simpkins.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the amount of compensation paid to Named Executive Officers, other than the Chief Financial Officer, that may be deducted for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by our shareholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to this $1,000,000 deduction limit. While the Compensation Committee believes that it generally is important for compensation paid to our Named Executive Officers to be tax deductible under the Code, it also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) to enable the Company to attract, retain, reward and motivate its highly-qualified executives.

Impact of FASB ASC Topic 718

The Compensation Committee considers the accounting treatment applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 in the design of the Company’s long-term equity incentive program. The Compensation Committee and the Company monitor ASC Topic 718 expense to ensure that it is reasonable. However, this expense amount generally will not be the most important factor in making decisions about the Company’s long-term incentive plan.

Employment and Severance Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. These agreements are described below. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2013.

Respectfully submitted,

Alain Treuer, Chairman
Jim Anderson
Jim Barry

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2013, 2012 and 2011 for the Named Executive Officers.

Name and principal position	Year	Salary ($)	Stock awards ($) (1)	Non-equity incentive plan comp. ($) (2)	All other comp. ($) (3)	Total ($)
Todd Becker	2013	525,000	2,000,000	2,000,000	55,994	4,580,994
President and Chief Executive Officer	2012	525,000	2,000,000	1,725,000	51,144	4,301,144
	2011	515,625	1,821,000	1,475,000	47,324	3,858,949

Jerry Peters	2013	300,000	262,500	400,000	11,129	973,629
Chief Financial Officer	2012	300,000	250,000	262,500	10,929	823,429
	2011	297,500	303,500	194,000	11,075	806,075

Jeff Briggs	2013	300,000	262,500	350,000	10,515	923,015
Chief Operating Officer	2012	300,000	400,000	262,500	10,315	972,815
	2011	293,750	607,000	242,500	12,171	1,155,421

Michelle Mapes (4)	2013	225,000	255,000	225,000	10,470	715,470
Executive Vice President - General Counsel and Corporate Secretary	2012	225,000	200,000	255,000	10,270	690,270

Patrich Simpkins (5)	2013	275,000	514,500	200,000	428	989,928
Executive Vice President - Finance and Treasurer
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Amounts in the “Stock awards” column for 2013 includes awards made in 2013 for 2012 compensation, 2012 includes awards made in 2012 for 2011 compensation, and 2011 includes awards made in 2011 for 2010 compensation. All stock awards were 25% vested at time of grant, with remaining vesting to occur over a three-year period. See “Compensation Discussion and Analysis” for additional information.
(2)	Columns for “Bonus,” which relates to discretionary cash bonuses that are not part of a short-term incentive plan, and “Option awards” have been omitted from this table because no compensation is reportable thereunder. “Nonequity incentive plan compensation” amounts were paid pursuant to the Company’s Short-Term Incentive Plan.

(3)	“All other compensation” generally consists of the Company match to the executive officer’s 401(k) retirement plan, up to a maximum of $10,200 per employee for 2013, $10,000 per employee for 2012 and $9,800 per employee for 2011, and imputed income on Company-paid life insurance. For Mr. Becker, the amounts also include insurance premiums paid by the Company and the Company gross-up to cover the taxes on this benefit. See “Employment Arrangements” below for further information on the employment agreement between Mr. Becker and the Company.
(4)	Ms. Mapes was not a Named Executive Officer for the year ended December 31, 2011; accordingly, no compensation information is presented for that period.
(5)	Mr. Simpkins was not a Named Executive Officer for the years ended December 31, 2012 and 2011; accordingly, no compensation information is presented for those periods.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, the Company entered into an employment agreement with Todd Becker to serve as the Company’s President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $525,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully-exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Peters.    Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Jerry Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by the Company, and (iv) other benefits that are generally available to Company employees. Mr. Peters’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Briggs.    On November 23, 2009, Jeff Briggs was named Chief Operating Officer of the Company. Mr. Briggs and the Company entered into an employment agreement effective March 4, 2011. The agreement provides for (i) an annual base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Briggs’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Ms. Mapes.    On September 21, 2009, Michelle Mapes joined the Company as General Counsel. Ms. Mapes was named Executive Vice President – General Counsel and Corporate Secretary on November 3, 2009 at an annual salary of $225,000, which was increased to $275,000 in 2014. Ms. Mapes is also eligible for (i) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (ii) participation in a long-term incentive program developed by the Company, and (iii) participation in Company benefit plans. The Company has provided Ms. Mapes with an offer letter setting forth the terms of her “at-will” employment, which may be terminated at any time, by either party, for any reason whatsoever. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Simpkins.    Effective May 7, 2012, Patrich Simpkins was named Executive Vice President – Finance and Treasurer at an annual salary of $275,000. The terms of the employment agreement provide that Mr. Simpkins will receive (i) an annual base salary, currently at $275,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by the Company, (iv) equity incentive compensation grants totaling 50,000 shares, and (v) other benefits that are generally available to Company employees. Mr. Simpkins’ employment is “at-will” at may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Simpkins will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

See “Compensation Discussion and Analysis” for further details on 2013 performance objectives.

Grants of Plan-Based Awards

The following table sets forth information related to grants under our Short-Term Incentive Plan and grants of stock awards pursuant to the terms of the 2009 Equity Incentive Plan to the Named Executive Officers during 2013.

Name (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)		All other stock awards: number of shares of stock or units (#) (4)	Grant date fair value of stock and option awards ($)
		Target $	Maximum $ (3)
Todd Becker	2/8/13	525,000	N/A	223,214	2,000,000
Jerry Peters	2/8/13	240,000	N/A	29,297	262,500
Jeff Briggs	2/8/13	240,000	N/A	29,297	262,500
Michelle Mapes	2/8/13	112,500	N/A	28,460	255,000
Patrich Simpkins	2/8/13	137,500	N/A	19,531	175,000
	5/7/13			25,000	339,500
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder. This table includes equity awards granted in 2013 related to 2012 performance but does not include awards granted in 2014 for 2013 performance. See “Summary Compensation Table” for more information.
(2)	See “Compensation Discussion and Analysis” for additional information about the short-term incentive plan.
(3)	The maximum estimated future payouts under non-equity incentive plan awards are subject to Compensation Committee discretion.
(4)	Restricted stock awards vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the Named Executive Officers as of December 31, 2013.

	Option awards				Stock awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd Becker (2)	150,000	-	10.00	10/15/16
	100,000	-	12.48	12/22/19
					294,276	5,703,069
Jerry Peters (2)	60,000	-	19.96	06/08/15
	50,000	-	5.99	10/24/16
					39,393	763,436
Jeff Briggs (2)	18,750	-	11.75	11/23/19
					52,345	1,014,446
Michelle Mapes (2)	-	-	-	-
					32,782	635,315
Patrich Simpkins (2)	-	-	-	-
					45,898	889,503
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Stock options and restricted stock awards vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term, except grant to Mr. Becker of 150,000 options at an exercise price of $10.00 per share which was fully exercisable on date of grant.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the Named Executive Officers during 2013.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd Becker	-	-	153,612	1,457,489
Jerry Peters	-	-	24,160	232,199
Jeff Briggs	-	-	35,012	341,708
Michelle Mapes	10,000	75,266	15,333	142,984
Patrich Simpkins	-	-	17,383	213,502

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an employment agreement with Mr. Becker. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination, (d) all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions and (e) all outstanding options and other equity awards will fully vest.

The employment agreement also contains a “gross-up” provision to address any excess parachute payment resulting under Section 280G of the Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under the Code, the Company shall pay Mr. Becker the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by the Company under the employment agreement. To terminate for Good Reason, executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. See “Employment Arrangements” above for additional information. If Mr. Peters is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of (i) one-half of the maximum bonus for that year or (ii) one-half of the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above and Cause does not include the requirement of an affirmative vote of the Board.

The employment agreement also contains a “gross-up” provision to address any excess parachute payment resulting under Section 280G of the Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax on excess parachute payments imposed under Section 4999 of the Code, the Company shall pay Mr. Peters the amount necessary to make up for the excise tax paid and income and payroll taxes on the excise tax.

Employment Agreements for Messrs. Briggs and Simpkins

The Company has entered into employment agreements with Messrs. Briggs and Simpkins. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, each will receive an amount equal to six months base salary and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that the definition of Good Reason for Mr. Briggs or Mr. Simpkins does not specify the distance for an applicable relocation.

Employment Offer Letter for Ms. Mapes

On September 14, 2009, the Company provided Ms. Mapes with an offer letter setting forth the terms of her at-will employment.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a Change in Control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the plan administrator. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Corporation with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of the Company’s assets are sold.

2009 Equity Incentive Plan. Awards outstanding under the Plan will fully vest upon a Change in Control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a Qualifying Termination, or (c) by the Participant for “Good Reason,” if “Good Reason” is defined in the applicable Award Agreement or employment agreement. Qualifying Termination is defined as a termination of employment within twenty-four months following a Change in Control or by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 149d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)

there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)	during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of the Company’s assets are sold.

The option award agreement also provides that if an executive is terminated without Cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by the Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2013. The closing price for the Company’s Common Stock on the last trading day of 2013 was $19.38. Post-termination health care represents the approximate value of such benefits.

Upon a Change in Control of the Company the executive may be subject to certain excise taxes imposed by Section 4999 of the Code on any excess parachute payments under Section 280G. As discussed above, the Company has agreed to reimburse Mr. Becker and Mr. Peters for all such excise taxes and any income and excise taxes that are payable by the executive as a result of any such reimbursements. Currently, amounts shown as compensation related to Change in Control do not trigger excise taxes for excess parachute payments; and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$2,387,500	$-
Equity Vesting (2)	5,703,069	5,703,069

Benefits and Perquisites
Post-Termination Health Care	21,564	-
Certain Relocation Benefits (3)	-	-

Total	$8,112,133	$5,703,069

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$390,000	$-
Equity Vesting (2)	763,436	763,436

Total	$1,153,436	$763,436

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$150,000	$-
Equity Vesting (1)	1,014,446	1,014,446

Total	$1,164,446	$1,014,446

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Michelle Mapes

Executive Benefits and Payments Upon Termination	Change in Control
Termination Compensation
Equity Vesting (1)	$635,315

Total	$635,315

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Patrich Simpkins

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$137,500	$-
Equity Vesting (1)	889,503	889,503

Total	$1,027,003	$889,503

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During 2013, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2013 the Compensation Committee reviewed the Company’s executive compensation policies and practices, and determined that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviewed the Company’s compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking.

Moreover, the Compensation Committee determined that, for all employees, the Company’s non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support the Company’s goals and objectives.

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2013, certain information related to our compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	372,750	$12.38	1,801,429
Equity compensation plans not approved by security holders (2)	237,500	$8.09	-

Total	610,250		1,801,429

(1)	The maximum number of shares that may be issued under the 2009 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 3,000,000 shares of our common stock, plus shares remaining under the 2007 Equity Incentive plan that were rolled in the 2009 Equity Incentive Plan on May 9, 2009. Shareholders approved the addition of 500,000 shares to the 2009 Equity Incentive Plan at the 2013 Annual Meeting of Shareholders. These shares were registered on Form S-8 on February 7, 2014. Also included in the 2007 plan were 267,528 shares assumed in the October 2008 merger with VBV.
(2)	In connection with the October 2008 merger with VBV, 150,000 fully-vested options were issued to Todd A. Becker on October 16, 2008 as an inducement grant pursuant to Mr. Becker’s Employment Agreement . Grants were given to six other individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. A total of 172,500 of these options have been exercised or forfeited. All remaining options were fully vested at December 31, 2013.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 20, 2014 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, including the nominees for election as director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers, sixteen in number, as a group. On March 20, 2014, the Company had 37,408,024 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors” also provides certain registration rights with respect to the shares of the Company’s Common Stock held by the parties. The Shareholders’ Agreement is filed as Appendix F to the Company’s Registration Statement on Form S-4 filed on September 5, 2008. The Company has a policy that does not permit hedging of Company securities by executive officers.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total
Cadian Capital Management, LP (3) 535 Madison Avenue 36th Floor New York, NY 10022	4,476,230	12.0%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	2,580,030	6.9%
Alain Treuer (4)	2,085,090	5.6%
Wilon Holdings, S.A. (5) 53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama	2,070,716	5.5%
BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	2,006,272	5.4%
Todd Becker (6)	732,482	1.9%
Jeff Briggs (7)	168,795	*
Jerry Peters (8)	168,042	*
Brian Peterson (9)	119,474	*
Wayne Hoovestol (10)	106,906	*
Patrich Simpkins	70,996	*
Michelle Mapes	38,097	*
Gordon Glade (11)	30,362	*
Jim Anderson	25,374	*
James Crowley	4,374	*
Jim Barry	-	*
Executive Officers and Directors as a Group (16 persons) (12)	3,880,833	10.3%
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)	Based on the amount reported in the respective Schedule 13G filing, as follows:

i.	Cadian Capital Management, LP Schedule 13G filed on February 14, 2014. Shares are owned beneficially in its capacity as investment advisor with shared voting power over 4,476,230 of the shares and the power to dispose all of the shares.

ii.	Dimensional Fund Advisors LP (“DFA”) Schedule 13G filed on February 10, 2014. In its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares.

iii.	BlackRock, Inc. Schedule 13G filed on January 17, 2014. Shares are owned with sole voting power over 1,943,371 of the shares and the power to dispose of all of the shares.
(4)	Consists of 14,374 shares held by Mr. Treuer and 2,070,716 shares owned by Wilon Holdings S.A. Although Mr. Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein. See note (5) for further discussion related to the shares owned by Wilon.
(5)	Based on Amendment No. 2 to its Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wayne Hoovestol that may be beneficially owned by Wilon, but which Wilon disclaims beneficial ownership of such shares except to the extent of its pecuniary interest.
(6)	Includes options exercisable within 60 days of March 20, 2014 for 210,000 shares.
(7)	Includes options exercisable within 60 days of March 20, 2014 for 18,750 shares.
(8)	Includes options exercisable within 60 days of March 20, 2014 for 85,000 shares.
(9)	Includes options exercisable within 60 days of March 20, 2014 for 10,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(10)	Based on Amendment No. 3 to his Schedule 13D filed on March 19, 2012 with the SEC. Excludes shares beneficially owned by NTR and Wilon that may be beneficially owned by Mr. Hoovestol, but which Mr. Hoovestol disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(11)	Includes 11,988 shares owned by entities in which Mr. Glade has ownership.
(12)	Includes options exercisable within 60 days of March 20, 2014 totaling 391,250 shares for executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. The related party policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the related party policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Related Party Transactions

Commercial Contracts

Two subsidiaries of the Company have executed separate financing agreements for equipment with AXIS Capital Inc. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital, is a member of the Company’s Board of Directors. Totals of $0.1 million and $0.2 million were included in debt at December 31, 2013 and 2012, respectively, under these financing arrangements. Payments, including principal and interest, totaled $0.1 million, $0.3 million and $0.7 for the years ended December 31, 2013, 2012 and 2011, respectively, and the weighted average interest rate for all outstanding financing agreements is 6.2%. In March 2014, a subsidiary of the Company entered into three new equipment financing agreements with AXIS Capital. The agreements provide for combined financing of $1.4 million at an annual interest rate of 6.8% and require combined monthly interest payments of $23 thousand.

The Company has entered into ethanol purchase and sale agreements with Center Oil Company. Gary R. Parker was President and Chief Executive Officer of Center Oil and a member of the Company’s Board of Directors until his unexpected death on February 8, 2014. During the year ended December 31, 2013, cash receipts from Center Oil totaled $3.4 million and payments to Center Oil totaled $5.6 million on these contracts. During the year ended December 31, 2012, cash receipts from Center Oil totaled $20.6 million and payments to Center Oil totaled $5.3 million on these contracts. During the year ended December 31, 2011, cash receipts and payments totaled $146.9 million and $8.7 million, respectively, on these contracts. The Company had no outstanding receivables from or payables to Center Oil at December 31, 2013 and $14 thousand included in accounts receivable, net of any outstanding payables, from Center Oil at December 31, 2012.

Aircraft Lease

The Company has entered into an agreement with Hoovestol Inc. for the lease of an aircraft. Wayne B. Hoovestol, President of Hoovestol Inc., is Chairman of the Company’s Board of Directors. The Company has agreed to pay $6,667 per month for use of up to 100 hours per year of the aircraft. Any flight time in excess of 100 hours per year will incur additional hourly-based charges. For the years ended December 31, 2013, 2012 and 2011, payments related to this lease totaled $136 thousand, $121 thousand and $149 thousand, respectively. The Company did not have any payables to Hoovestol Inc. at December 31, 2013 or 2012.

The current aircraft lease agreement with Hoovestol Inc. expires in November 2014. The Company, with input from the Audit Committee Chairman, has finalized new aircraft lease terms with Hoovestol Inc. It is expected that the Audit Committee will take action on the new lease terms at its May 2014 meeting.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE

GREEN PLAINS RENEWABLE ENERGY, INC. ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION

The Company’s Articles of Incorporation currently define the name of the corporation as Green Plains Renewable Energy, Inc. The Company is seeking shareholder approval to amend its articles of incorporation to change the name of the corporation to Green Plains Inc. The purpose of this proposed name change is to reflect the diversification of the Company’s operations from a focus primarily related to renewable energy. The Board has unanimously approved the proposed amendment.

Text of Amendment

The text of the proposed amendment to the Company’s Articles of Incorporation, which will replace the existing Article I, is set forth below.

ARTICLE I. NAME

The name of the corporation shall be: GREEN PLAINS INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF FEATURES RELATED TO THE ISSUANCE OF COMMON STOCK UPON

CONVERSION OF THE COMPANY’S 3.25% CONVERTIBLE SENIOR NOTES DUE 2018,

INCLUDING FLEXIBLE SETTLEMENT

Background

On September 20, 2013, the Company issued $120.0 million of 3.25% Convertible Senior Notes due 2018 (“the 3.25% Notes”). The 3.25% Notes represent senior, unsecured obligations of the Company, with interest payable on April 1 and October 1 of each year. Prior to April 1, 2018, holders of the 3.25% Notes may convert the 3.25% Notes into shares of our Common Stock:

•	during any calendar quarter if the last reported sale price of our Common Stock during a specified time is greater than 130% of the conversion price;

•

if the “trading price” (as defined in the Indenture for the 3.25% Notes) of the 3.25% Notes is less than 98% of the product of the reported sale price of our Common Stock and the conversion rate on the specified day;

•	upon certain corporate events; or

•	if the Company calls the 3.25% Notes for redemption.

In addition, holders may convert their notes at any time on or after April 1, 2018 until the close of business on the trading day immediately preceding the maturity date.

The current conversion rate is 47.9627 shares of Common Stock per $1,000 principal amount of 3.25% Notes, which is equal to an initial conversion price of approximately $20.85 per share. The conversion rate is subject to adjustment upon the occurrence of certain events, including the payment of a quarterly cash dividend that exceeds $0.04 per share. In addition, the Company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the Company calling the 3.25% Notes for redemption.

The Company may redeem for cash all, but not less than all, of the 3.25% Notes at any time on or after October 1, 2016 if the reported sale price of the Company’s Common Stock equals or exceeds 140% of the applicable conversion price for a specified time period. The redemption price will equal 100% of the principal amount of the 3.25% Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, upon the occurrence of a fundamental change, such as a change in control, holders of the 3.25% Notes will have the right, at their option, to require the Company to repurchase their 3.25% Notes in cash at a price equal to 100% of the principal amount of the 3.25% Notes to be repurchased, plus accrued and unpaid interest.

Presently, conversion of the 3.25% Notes may only be settled in shares of the Company’s Common Stock. However, upon receipt of shareholder approval in accordance with NASDAQ requirements, the Company will have the option to settle conversions of the 3.25% Notes in cash, shares of the Company’s Common Stock, or a combination of cash and shares of the Company’s Common Stock (and cash in lieu of fractional shares) (“flexible settlement”).

This approval is requested because, as a NASDAQ-listed company, the Company is subject to NASDAQ Listing Rule 5635(d)(2). This rule requires a company to obtain shareholder approval prior to the issuance of securities convertible into common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value. NASDAQ views convertible debt that may be converted into cash as de facto convertible at less than the greater of book or market value. Accordingly, until shareholder approval is received, the 3.25% Notes are convertible only into shares of our Common Stock (at a conversion price reflecting a premium to market value at issuance). In order to permit the flexible settlement feature of the 3.25% Notes and to otherwise provide for the issuance of shares of Common Stock equal to or in excess of 20% of the Common Stock outstanding on the date the 3.25% Notes were issued (for example, in the event of a conversion rate adjustment, such as the declaration of quarterly cash dividends that exceed $0.04 per share), the Company is asking shareholders to approve Proposal 3.

The description above is a summary containing basic information about the 3.25% Notes and is not a complete description of the 3.25% Notes. Shareholders should read the indenture, included as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on September 20, 2013, for a more detailed account of the terms and conditions of the 3.25% Notes.

Accounting Effect on Reported Financial Results

The Company is currently required to include the number of shares of our Common Stock into which the 3.25% Notes are convertible in our calculation of earnings per share on an if-converted basis. If the shareholders approve Proposal 3, the Company may settle conversions of the 3.25% Notes in cash, shares of Common Stock, or any combination thereof, at the Company’s election.

Approval of a flexible settlement option may impact our diluted earnings per share calculation by allowing us to include the 3.25% Notes in our earnings per share calculation using the treasury stock method. Under the treasury stock method, the shares issuable upon conversion of the 3.25% Notes would not be included in the calculation of diluted earnings per share unless the conversion value of the 3.25% Notes exceeds their principal amount. The number of shares included in the calculation of diluted earnings per share would be equal to the number of shares of Common Stock that would be necessary to settle the excess, if we elected to settle the excess, in shares. The treasury stock method may result in higher or lower diluted earnings per share, compared to computations using the current if-converted basis, depending upon our earnings levels and stock prices. To utilize the treasury stock method, the Company must maintain a substantive stated policy that provides a reasonable basis to believe that the debt will be settled partially or wholly in cash. A cash settlement policy is considered to be substantive if the Company has the positive intent and ability, considering current and projected liquidity, to cash settle the face value and interest components of the instrument upon conversion and has made disclosures of its intent to cash settle the face value and interest components of the instrument upon conversion. To date, the Company has not determined whether or not it will settle conversions in cash.

Reason for Shareholder Approval

The terms of the 3.25% Notes do not require the Company to seek shareholder approval to permit the flexible settlement feature or the other matters described above, and the Company will not incur any penalties under the 3.25% Notes if the shareholders do not approve Proposal 3. The Board believes approval of Proposal 3 will benefit the Company’s shareholders by providing the Company with financial flexibility in the conversion of the 3.25% Notes and the ability to take other actions that would be limited by the NASDAQ approval requirement. This flexibility will allow the Company to use the settlement method and take other action that is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE COMPANY’S UMBRELLA SHORT-TERM INCENTIVE PLAN

In March 2014, the Compensation Committee adopted, subject to shareholder approval, the Green Plains Renewable Energy, Inc. Umbrella Short-Term Incentive Plan (the “Umbrella Plan”).

The purpose of the Umbrella Plan is to enhance the Company’s ability to attract and retain highly-qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Umbrella Plan, included herein as Appendix A to this Proxy Statement, covers short-term incentive awards for eligible executives, meaning the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers of the Company who are “covered employees” of the Company as defined in Section 162(m) of the Code. According to the proposed plan, annual incentive bonuses per individual in no event shall exceed $10 million and the maximum pool for incentive bonuses shall not exceed 6% of EBITDA. Each eligible executive’s maximum bonus is a specified percentage of the pool. The Umbrella Plan is administered by the Compensation Committee, which has full authority to establish rules and regulations, select participants and determine incentive award amounts. By the 90th day of the performance period, the Compensation Committee will designate the eligible executives who are participants in the Umbrella Plan for such performance period and establish the underlying operational plan governing each participant’s incentive award. Awards will be paid in either cash, unrestricted or restricted shares of the Company’s Common Stock, or a combination thereof, with payment occurring no later than March 15.

If our shareholders approve the terms of the Umbrella Plan, the Compensation Committee of the Board will have the ability to make awards and payments under the Umbrella Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

UNDER THE COMPANY’S 2009 EQUITY INCENTIVE PLAN, AS AMENDED,

FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

Our shareholders are being asked to reapprove the material terms of the performance goals of the 2009 Equity Incentive Plan, as amended (the “Plan”) for purposes of Section 162(m) of the Code, including the corporate performance goals to which the payment of certain awards made under the Plan may be tied in order to qualify those awards as performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the Chief Executive Officer and the next three most highly compensated executive officers (excluding the principal financial officer). However, the $1 million deduction limit does not apply to “qualified performance-based compensation.” To be considered qualified performance-based compensation, awards under the Plan must be subject to performance goals. The material terms of the performance goals under which compensation may qualify as “performance-based compensation,” must be approved by shareholders within the five years preceding the award. Five years have passed since the approval of the Plan. Accordingly, we are submitting Proposal 5 to shareholders for reapproval of the material terms of the performance goals of the Plan. If our shareholders reapprove these terms, the Compensation Committee of the Board will have the ability to make awards and payments under the Plan that qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan, which is included as Appendix B to this Proxy Statement.

Summary of the 2009 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, will administer the Plan and will have full power and authority to determine when and to whom awards will be granted, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Plan, and establish rules and regulations for the administration of the Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. As of December 31, 2013, the Company had 710 employees and 8 non-employee Directors eligible to participate in the Plan.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the Plan will be 3,000,000. Shares related to awards that are forfeited or expire unexercised shall be added back and shall be available again under the Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Code and are denominated in cash is $5,000,000.

Terms of Awards

General. Awards may be granted alone or in addition to any other award granted under the Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the Plan will be the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals may be one or more of the following business criteria:

•	Revenue;

•	Operating income (before or after taxes);

•	Pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	Net income (before or after taxes);

•	Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•	Earnings per share;

•	Economic value-added models or equivalent metrics;

•	Cash flow or cash flow per share (before or after dividends);

•	Stock price;

•	Total shareholder return;

•	Market share;

•	Regulatory achievements;

•	Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;

•	Production volume levels;

•	Reductions in costs;

•	Improvement in or attainment of expense levels or working capital levels;

•	Operating margins, gross margins, or cash margin;

•	Year-end cash;

•	Debt reductions;

•	Return on equity;

•	Return on assets or net assets;

•	Return on capital (including return on total capital or return on invested capital);

•	Cash flow return on investment;

•	Efficiency ratio (non-interest expense, divided by total revenue);

•	Asset management;

•	Asset quality;

•	Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries. The Compensation Committee shall establish performance goals and target awards for participants within the time prescribed by, and otherwise shall comply with Section 162(m) of the Code.

Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options will be either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price will be established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock will be entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares will be subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. The Compensation Committee may award restricted stock or restricted stock units subject to satisfaction of performance goals, which may include awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards. Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee. Performance awards granted under the Plan may qualify as ‘‘performance-based compensation’’ within the meaning of Section 162(m) of the Code.

Stock-Based Awards. The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the Plan. The awards may be conditioned on meeting performance goals and may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the Plan will expire on May 6, 2019. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, or with cash or shares, either vested or unvested, equal in value to the cancelled options or SARs. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment.

Change in Control

Upon change in control, as defined in the Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to the limits of Section 162(m) of the Code if applicable.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m) of the Code if applicable.

Awards Other than Options and SARs. As to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Tax Deductibility and Section 162(m). Section 162(m) places a $1,000,000 annual limit on the deductible compensation of certain executives of publicly-traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Plan is designed so that awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit, assuming that Proposal 5 is approved by shareholders.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

PROPOSAL 6

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our Compensation Discussion and Analysis is presented above under “Executive Compensation.” As discussed there, the Board believes that the Company’s long-term success depends in large measure on the efforts and talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its shareholders.

This Proposal 6 provides shareholders with the opportunity to cast an advisory vote to approve the Company’s executive compensation program.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under executive compensation. The Company is asking its shareholders to indicate their support for the Company’s executive compensation program as described in this Proxy Statement. This Proposal 6, commonly known as a “say on pay” proposal, provides the Company’s shareholders the opportunity to express their views on the Company’s Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company asks you to vote “For” the following resolution:

“Resolved that stockholders approve, on an advisory basis, the compensation of the Company’s executive officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of the Company’s shareholders and will take into account the outcome of this vote in considering future compensation arrangements or any modifications of current arrangements. Brokers are prohibited from giving proxies to vote to approve executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 6 if you want your broker to vote your shares on Proposal 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

For the years ended December 31, 2013 and 2012, KPMG LLP (“KPMG”) was the Company’s independent auditor. The following table sets forth aggregate fees billed to the Company for professional services rendered by KPMG for the years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees	$877,455	$620,744
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$877,455	$620,744

Audit Fees. Audit fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s consolidated financial statements, reviews of other Company filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, other than those previously reported under “Audit Fees.” There were no audit-related fees billed by KPMG in 2013 or 2012 not otherwise disclosed.

Tax Fees. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning. The Company did not utilize KPMG for tax services in 2013 or 2012.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2013 or 2012.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2013 and 2012 were approved in advance by the Company’s Audit Committee. The Audit Committee has considered whether the provision of the services performed by the Company’s principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2013, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2013, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2013. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2013.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by the Company, the Company believes that all of its directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the Company’s most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after the Company files or furnishes such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the Company’s annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of the Company’s Common Stock on March 20, 2014. The information found on the Company’s website is not part of this or any other report the Company files with or furnishes to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a shareholder proposal to be raised at its next annual meeting of shareholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. The Company’s bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 14th meeting date is on or before February 13, 2015 and on or after January 14, 2015). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2015 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any securities of the Corporation; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any security of the Corporation; (v) any rights to dividends on the shares of the Corporation beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Secretary of the Corporation must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to the Company as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Iowa law with respect to the Corporation and its shareholder; (iv) a fully completed Director’s Questionnaire on the form supplied by the Corporation upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly-disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2015 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. This proposal must be received no later than December 5, 2014 to be considered for inclusion in the proxy statement for the 2015 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

April 3, 2014

Appendix A

GREEN PLAINS RENEWABLE ENERGY, INC.

UMBRELLA SHORT-TERM INCENTIVE PLAN

The purpose of the Green Plains Renewable Energy, Inc. Umbrella Short-Term Incentive Plan (the “Plan”) is to enhance the Company’s ability to attract and retain highly-qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code.

1. Definitions. As used herein, the following terms shall have the respective meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

(c) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

(d) “Company” shall mean Green Plains Renewable Energy, Inc., an Iowa corporation.

(e) “EBITDA” shall mean earnings before interest, income taxes, depreciation and amortization for any Fiscal Quarter or Fiscal Year reported in the Company’s quarterly or annual earnings release, as applicable. In the event that the Company’s earnings release with respect to any Fiscal Year is delayed beyond March 15 of the next following year, EBITDA for such Fiscal Year shall be determined in good faith by the Committee by such March 15 of the next following year.

(f) “Eligible Executive” shall mean the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and other executive officers of the Company who are “covered employees” of the Company as defined in Section 162(m) of the Code.

(g) “Fiscal Year” or “Fiscal Quarter” shall mean a fiscal year or fiscal quarter, respectively, of the Company.

(h) “Formula Bonus” shall mean, for each Performance Period, an Incentive Bonus per individual for such Performance Period as set by the Committee, which shall be the following percentage of the Pool:

Eligible Executive	Percentage
Chief Executive Officer	60%
Each other Eligible Executive	10%

Notwithstanding the foregoing, in no event shall the amount awarded under the Plan for any Participant on account of any Fiscal Year exceed $10,000,000.

(i) “Incentive Bonus” shall mean, for each Participant, a bonus to be paid under the Plan in the amount determined by the Committee pursuant to Sections 5 and 6 below.

(j) “Participant” shall mean, with respect to any Performance Period, an Eligible Executive who is designated as a Participant in the Plan for such Performance Period in accordance with Section 3.

(k) “Performance Period” shall mean a Fiscal Year or any other period designated by the Committee with respect to which an award is granted under the Plan. In the event the Committee determines that an individual is first eligible for the Plan after the first day of a Fiscal Year because of commencement of employment or promotion, the first Performance Period for such individual shall commence on the first day of the Fiscal Quarter coinciding with or next following the day on which such individual first becomes eligible for the Plan.

(l) “Pool” shall mean, for each Performance Period, a maximum pool for Incentive Bonus of six percent (6%) of the EBITDA for such Performance Period.

(m) “Regulations” shall mean the Treasury Regulations promulgated under Section 162 of the Code, as amended from time to time.

2. Administration of the Plan.    The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the amount of any Incentive Bonus, and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, employees, former employees, and their respective successors and assigns. Such authority shall include the right to exercise discretion to reduce, at any time prior to the payment thereof, the Incentive Bonus payable to any Participant to any amount, including zero, that is below the Formula Bonus; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus payable to any other Participant. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan. No member of the Committee shall be eligible to participate in the Plan.

3. Participation and Performance Goals.    Not later than the Applicable Deadline with respect to a Performance Period, the Committee shall (a) designate the Eligible Executives who are Participants in the Plan for such Performance Period, and (b) establish, in writing, the operational plan for such Participant’s Formula Bonus for such Performance Period. The aggregate amount of the Formula Bonuses for all Participants for a Performance Period shall not exceed the amount of the Pool for such Performance Period; the Committee in its discretion shall reduce the Formula Bonuses for some or all Participants as the Committee considers appropriate to prevent the aggregate amount of Formula Bonuses from exceeding the amount of the Pool for a Performance Period, and any such reductions need not be uniform. The “Applicable Deadline” shall mean the 90th day of the Performance Period, provided that the outcome is substantially uncertain at the time the formula is established; provided, however, that if the Performance Period for a Participant begins on a date other than the first day of a Fiscal Year, the Applicable Deadline shall mean 30 days following the first day of such Performance Period (or, if earlier, prior to the expiration of 25% of the Performance Period to which such bonus will relate).

4. Committee Certification.    As soon as reasonably practicable after the end of each Performance Period of the Company, but in no event later than March 15 following the end of such Performance Period, the Committee shall certify, in writing, the level of Adjusted Operating Income achieved for such Performance Period and the dollar amount of the Formula Bonus for each Participant in the Plan for such Performance Period.

5. Determination of Incentive Bonus Amount.    At any time before an Incentive Bonus for a Performance Period is paid, the Committee may, in its sole discretion and taking into consideration such factors as it deems appropriate (which may include the degree to which objective and subjective performance goals and other criteria have been attained for such Performance Period), determine to pay a Participant an Incentive Bonus that is less than the Formula Bonus, or to pay no Incentive Bonus. The amount by which any Formula Bonus is reduced shall not be paid to any other Participant.

6. Payment of Incentive Bonus.    An Incentive Bonus shall be paid in either cash, unrestricted or restricted shares of Company stock (which may be provided under a shareholder-approved stock plan of the Company, subject to the terms and conditions of such plan or program), or a combination of the foregoing. The payment of an Incentive Bonus shall be made at such time as the Committee determines in its sole discretion, which in no event shall be later than March 15 following the Performance Period to which such Incentive Bonus relates unless the Committee, in its sole discretion, had provided, prior to the first day of the Performance Period, for the deferral of an Incentive Bonus under a nonqualified deferred compensation program maintained by the Company, subject to the terms and conditions of such plan or program.

7. No Right to Bonus or Continued Employment.    Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

8. Withholding.    The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

9. Nontransferability.    Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

10. Unfunded Plan.    The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

11. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the Company’s stockholders, the Plan shall be effective January 1, 2014 and shall continue in effect until terminated as provided below. Upon such approval of the Plan by the Company’s stockholders, all Incentive Bonuses awarded under the Plan on or after January 1, 2014 shall be fully effective as if the stockholders had approved the Plan on or before January 1, 2014. If the Plan is not approved by stockholders at the Company’s 2014 Annual Meeting of Stockholders, the Plan and any awards granted under the Plan shall be null and void and of no effect.

(b) Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

(c) No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

13. Section 162(m).    If any provision of this Plan would cause an Incentive Bonus not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. It is intended that this Plan and all Incentive Bonuses hereunder be administered in a manner that will be exempt from or comply with Section 409A of the Code, including proposed, temporary or final Regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulation deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.

14. Governing Law.    The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Nebraska, other than the choice of law rules thereof.

Appendix B

GREEN PLAINS RENEWABLE ENERGY, INC.

2009 EQUITY INCENTIVE PLAN, AS AMENDED

ARTICLE I

EFFECTIVE DATE AND PURPOSE

1.1 Effective Date.    The Board has adopted the Plan on March 10, 2009, subject to the approval of the stockholders of the Company within twelve (12) months of such date. The Plan has subsequently been amended.

1.2 Purpose of the Plan.    The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.

ARTICLE II

DEFINITIONS

2.1 The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 “Affiliate” means any Parent or Subsidiary.

2.4 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock-Based Awards, or Stock Appreciation Rights.

2.5 “Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award. The terms of any Plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated into and a part of the related Award Agreement.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cause” means a Participant’s dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, or violation of any, agreement related to non-competing, non-solicitation of employees or customers or confidentiality between the Company and the Participant.

2.8 “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(a)    any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company; or

(b)    there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)    during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)    all or substantially all of the Company’s assets are sold.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Committee of the Board.

2.11 “Company” means Green Plains Renewable Energy, Inc., an Iowa corporation, or any successor thereto.

2.12 “Consultant” means a consultant or other independent advisor who is under a written contract with the Company (or any Affiliate) to provide consulting or advisory services for the Company (or any Affiliate) and whose securities issued pursuant to the Plan could be registered on Form S-8.

2.13 “Disability” means a permanent and total disability that qualifies a Participant for disability benefits under the Social Security Act; provided, however, that with respect to Restricted Stock Units, “Disability” means “disability” within the meaning of section 409A of the Code.

2.14 “Eligible Director” means a Board member who is not, at the time of determination, an Employee.

2.15 “Employee” means any employee of the Company or any of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or Stock Appreciation Right.

2.17 “Fair Market Value” means, as of any given date, (i) if the Shares are readily tradable on an established securities market, the closing price on the date at issue, or if there is no closing price on such date, the closing price on the last preceding day for which there was a closing price; (ii) if the Shares are not readily tradable on an established securities market, a value determined by the reasonable application of a reasonable valuation method as determined by the Committee in accordance with Section 409A of the Code.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.

2.20 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.21 “Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided that each corporation in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.24 “Participant” means an Employee. Eligible Director, or Consultant who has an outstanding Award under the Plan.

2.25 “Performance Goals” shall mean any or all of the following: revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net income (before or after taxes); earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation, and amortization); earnings per share; economic value-added models or equivalent metrics; cash flow or cash flow per share (before or after dividends); stock price; total shareholder return; market share; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects, production volume levels; reductions in costs; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, or cash margin; year-end cash; debt reductions; return on equity; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; efficiency ratio (non-interest expense, divided by total revenue); asset management; asset quality; asset growth or budget achievement. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries, may be set in terms of growth over a the same measure for a prior period of time, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

2.26 “Performance Period” means the time period during which the performance objectives must be met.

2.27 “Performance Share” means an Award granted to a Participant, as described in Article IX herein.

2.28 “Performance Unit” means an Award granted to a Participant, as described in Article IX herein.

2.29 “Period of Restriction” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. As provided in Article VII, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee.

2.30 “Plan” means the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31 “Prior Plan” shall mean the Green Plains Renewable Energy, Inc. 2007 Equity Incentive Plan.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Article VII.

2.33 “Restricted Stock Unit” means an Award granted to a Participant, as described in Article VII herein.

2.34 “Retirement” means a Termination of Service after the Participant attains age 60 and completes 10 years of continuous service, measured from the most recent date of hire.

2.35 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act, as determined by the Board.

2.36 “Shares” means the shares of common stock, $0.001 par value, of the Company.

2.37 “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 8.

2.38 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.39 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.40 “Termination of Service” means a cessation of the employee-employer relationship between a Participant and the Company or a Subsidiary for any reason but excluding any such cessation where there is a simultaneous reengagement of the person by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY

3.1 Participants.    Awards may be granted in the discretion of the Committee to Employees, Eligible Directors, and Consultants.

3.2 Non-Uniformity.    Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

ARTICLE IV

ADMINISTRATION

4.1 The Committee.    The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “outside director” under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2 Authority of the Committee.    The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards (other than discretionary Awards to members of the Committee, which must be authorized and approved by a disinterested majority of the Board), (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment.

4.3 Exchange/Pricing.

(a)    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights and to grant in exchange new Options or Stock Appreciation Rights covering the same or a different number of Shares but with an Exercise Price not less than the Fair Market Value on the new grant date, but only with the approval of the Company’s shareholders.

(b)    The Committee shall also have the authority, exercisable at any time and from time to time, but only with the approval of the Company’s shareholders, with or, if the affected holder is not a Section 16 Person, then without, the consent of the affected holders, to reduce the Exercise Price of one or more outstanding Options or Stock Appreciation Rights to a price not less than the then current Fair Market Value or issue new Options or Stock Appreciation Rights with a lower Exercise Price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher Exercise Price.

4.4 Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 and may not delegate its authority and powers with respect to any Award that is intended to qualify as performance-based compensation.

4.5 Factors to Consider for Granting Awards.    In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual’s salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.6 Decisions Binding.    All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE V

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares. Subject to adjustment as provided in Section 5.4, the total number of Shares available for grant under the Plan shall not exceed 3,000,000 Shares, plus any shares remaining available for grant under the Prior Plan on the effective date of the Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

5.2

(a) Lapsed Awards.    Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall be available for grant under the Plan. Shares related to awards granted under the Prior Plan that are forfeited, terminated or expire unexercised shall also be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall also be available for grant under the Plan.

(b) Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.3 Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 5.4, no Participant may be granted (i) Options or Stock Appreciation Rights during any Fiscal Year with respect to more than 500,000 Shares or (ii) Shares of Restricted Stock, Restricted Stock Units, Performance Shares and/or other Stock-Based Awards in any Fiscal Year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Units that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

5.4 Adjustments in Awards and Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, separation, liquidation, combination, or other similar transaction or change in the corporate structure of the Company affecting the Shares or the value thereof, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 5.3 in such manner as the Committee shall determine to be advisable or appropriate, taking into consideration the accounting and tax consequences, to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.

5.5 Restrictions on Share Transferability.    Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award. The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. No more than 1,000,000 Shares may be issued as Incentive Stock Options under the Plan.

6.2 Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3 Exercise Price.    Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

(a) Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(b) Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(c) Substitute Options.    Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company consummates a transaction described in section 424(a) of the Code, persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4 Expiration of Options.

(a) Expiration Dates.    Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of the following events:

(i) The date(s) for termination of the Option set forth in the Award Agreement;

(ii) The date determined under Section 6.8 regarding Termination of Service; or

(iii) The expiration of ten (10) years from the Grant Date.

(b) Committee Discretion.    Subject to the limits of Section 6.4(a), the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5 Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option. The Committee may not, after an Option is granted, extend the maximum term of the Option.

6.6 Payment.    Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares (either actually or by attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

6.7 Certain Additional Provisions for Incentive Stock Options.

(a) Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

(b) Company and Subsidiaries Only.    Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.

(c) Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.8 Termination of Service.

(a) Termination for Cause.    Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b) Termination Due To Death.    Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than one (1) year after a Participant’s Termination of Service due to death, but in no event after the expiration of the term of the Option.

(c) Termination Due to Disability.    Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than one year from the date of Termination of Service due to Disability, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Disability, but in no event after the expiration of the term of the Option.

(d) Termination Due to Retirement.    Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than three months after a Termination of Service due to Retirement, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Retirement, but in no event after the expiration of the term of the Option.

(e) Other Voluntary Terminations.    Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after the date of Termination of Service due to voluntary termination other than for Retirement.

(f) Termination For Other Reasons.    Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than three months after a Participant’s Termination of Service for any reason other than described in Section 6.8(a) through 6.8(e), but in no event after the expiration of the term of the Option.

(g) Leave of Absence.    The Committee may make such provision as it deems appropriate with respect to Participants on a leave of absence.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock/Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Subject to Section 5.3, the Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

7.2 Restricted Stock Agreement.    Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine.

7.3 Transferability.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

7.4 Other Restrictions.    The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.

(a) General Restrictions.    The Committee may set restrictions based upon (a) the achievement of specific Performance Goals, (b) other performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

(b) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.

(c) Legend on Certificates. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(d) Retention of Certificates.    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

7.5 Removal of Restrictions.    With respect to Awards of Restricted Stock, the Committee may accelerate the time at which any restrictions shall lapse and remove any restrictions. With respect to Awards of Restricted Stock Units, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Restricted Stock Units. However, in no event may the restrictions on Shares granted to a Section 16 Person lapse until at least six months after the grant date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the end of the Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4(c) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement.

7.6 Voting Rights.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.7 Dividends and Other Distributions.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction. If any such dividends or dividend equivalents with respect to Restricted Stock are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company.    On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

7.9 Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.    Subject to the terms and provisions of the Plan, if Shares are traded on an established securities market, Stock Appreciation Rights may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Stock Appreciation Right.

8.2 Award Agreement.    Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, any conditions to exercise of the Stock Appreciation Right and such other terms and conditions as the Committee shall determine.

8.3 Exercise Price.    The Exercise Price for each Stock Appreciation Right shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each

Stock Appreciation Right may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

8.4 Expiration of Stock Appreciation Rights.

(a) Expiration Dates.    Each Stock Appreciation Right shall terminate upon the earliest to occur of the following events:

(i) The date(s) for termination of the Stock Appreciation Right set forth in the Award Agreement;

(ii) The date determined under Section 8.7 regarding Termination of Service; or

(iii) The expiration of ten (10) years from the Grant Date.

(b) Committee Discretion.    Subject to the limits of Section 8.4(a), the Committee shall provide in each Award Agreement when each Stock Appreciation Right expires and becomes unexercisable. The Committee may not, after an Stock Appreciation Right is granted, extend the maximum term of the Stock Appreciation Right.

8.5 Exercisability of Stock Appreciation Rights.    Stock Appreciation Rights granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After a Stock Appreciation Right is granted, the Committee may accelerate or waive any restrictions constituting a substantial risk of forfeiture on the exercisability of the Stock Appreciation Right.

8.6 Payment of Stock Appreciation.    Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

Such payment shall be in Shares of equivalent value or in cash or cash equivalent, as specified in the Award Agreement.

8.7 Termination of Service.

(a) Termination for Cause.    Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b) Termination Due To Death, Disability, or Retirement.    Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised more than one (1) year after a Participant’s Termination of Service due to death or more than three (3) years after a Participant’s Termination of Service due to Disability or Retirement.

(c) Other Voluntary Terminations.    Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s voluntary Termination of Service for any reason other than Retirement.

(d) Termination For Other Reasons.    Unless otherwise specifically provided in the Award Agreement, an Stock Appreciation Right may not be exercised more than ninety (90) days after a Participant’s Termination of Service for any reason other than described in Section 8.7(a) through 8.7(c).

8.8 Voting Rights.    Participants holding Stock Appreciation Rights granted hereunder shall have no voting rights.

ARTICLE IX

PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 Grant of Performance Units/Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Subject to Section 5.3, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

9.2 Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

9.3 Performance Objectives and Other Terms.    The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called the “Performance Period”. Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Earning of Performance Units/Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

9.5 Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Awards shall be paid no later than the last date permitted in order for the payment to be exempted from the definition of deferred compensation under section 409A of the Code.

9.6 Dividends and Other Distributions.    At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.7 Termination of Employment/Service Relationship.    In the event of a Participant’s Termination of Service, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement. Any such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE X

STOCK-BASED AWARDS

10.1 Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Subject to Section 5.3, the Committee shall have complete discretion in determining the amount of Stock-Based Awards granted to any Participant. Stock-Based Awards shall be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

ARTICLE XI

MISCELLANEOUS

11.1 Deferrals.    To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

11.2 409A Compliance.    To the extent any provision of the Plan or any Award or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan and all Awards will comply with or be exempt from Section 409A of the Code, and the Plan and each Award shall be interpreted consistent with such intent. The Plan and any Award may be amended in any respect deemed necessary (including retroactively) by the Committee in order to pursue compliance with or exemption from, as applicable, Section 409A of the Code. If any deferred compensation is payable to a “specified employee” upon “separation from service,” as those terms are defined in Section 409A of the Code and the regulations thereunder, then payment of such amount shall be delayed for a period of six months following separation from service and paid in a lump sum on the first payroll date following the expiration of such six month period. The foregoing shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant or beneficiary as applicable is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or beneficiary in connection with any payments to such Participant or beneficiary under the Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant or beneficiary harmless from any and all of such taxes and penalties.

11.3 No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

11.4 Participation.    No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.5 Indemnification.    Each person who is or shall have been a member of the Committee, or of the Committee, to the extent permitted under state law, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.6 Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.7 Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.

11.8 No Rights as Stockholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

11.9 Investment Representation.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.10 Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

11.11 Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE XII

AMENDMENT, TERMINATION, AND DURATION

12.1 Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that the Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2 Duration of the Plan.    The Plan shall become effective in accordance with Section 1.1, and subject to Section 12.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

ARTICLE XIII

TAX WITHHOLDING

13.1 Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

13.2 Withholding Arrangements.    The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE XIV

CHANGE IN CONTROL

14.1 Upon the occurrence of Change in Control:

(a) Options and Stock Appreciation Rights.

(i) If in connection with a Change in Control, any outstanding Option or Stock Appreciation Right is not continued in effect or converted into an Option to purchase or Stock Appreciation Right with respect to stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Code, such outstanding Option(s) or Stock Appreciation Rights shall vest and become fully exercisable.

(ii) If outstanding Options or Stock Appreciation Rights are continued or converted as described in Section 14.1(a)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options or Stock Appreciation Rights shall vest and become fully exercisable.

(b) Restricted Stock and Restricted Stock Units.

(i) If in connection with a Change in Control, any outstanding Restricted Stock or Restricted Stock Units are not continued in effect or converted into restricted shares or units, as applicable, representing interests in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, such outstanding Restricted Stock or Restricted Stock Units shall vest and be valued at the time of the Change in Control.

(ii) If any outstanding Restricted Stock or Restricted Stock Units are continued or converted as described in Section 14.1(b)(i), then upon occurrence of a Qualifying Termination of employment of the holder thereof, such Restricted Stock or Restricted Stock Units shall vest in full.

(c) Performance Share.

(i) Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Shares shall be converted into time-vesting Restricted Stock, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Shares, the number of Shares converted into Restricted Stock shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such Restricted Stock shall be the time remaining in the Performance Period of the converted Performance Shares. If in connection with such Change in Control, the converted Restricted Stock is not continued in effect or converted into restricted shares or units relating to the stock of the successor or survivor parent corporation on a basis substantially equivalent the consideration, if any, received by stockholders of the Company in connection with the Change in Control, then all such outstanding Restricted Stock shall vest and be valued pursuant to Section 14.1(b)(i).

(ii) The Restricted Stock into which any outstanding Performance Shares are converted as described in Section 14(c)(i) shall vest upon a Qualifying Termination of the holder.

(d) Performance Units

(i) Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Units shall be converted into time-vesting restricted cash, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Units, the value converted into restricted cash shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such restricted cash shall be the time remaining in the Performance Period of the converted Performance Units.

(ii) The restricted cash into which any outstanding Performance Units are converted as described in Section 14(d)(i) shall vest upon a Qualifying Termination of the holder.

(e) Qualifying Termination.    For purposes of this Section, a “Qualifying Termination” shall mean a termination of employment within twenty-four months following a Change in Control (i) by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company or (ii) by the Participant for “good reason,” if “good reason” is defined in the applicable Award Agreement or employment agreement.

14.2 Continued or Converted.    For purposes of Section 14.1(a), (b), (c), and (d) hereof, (i) no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit shall be treated as “continued or converted” on a basis consistent with the requirements of Sections 14.1(a)(i), (b)(i), (c)(i), or (d)(i) as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Share or Performance Unit will be treated as “continued or converted” on a basis consistent with the requirements described in Section 14.1(c)(i) and 14.(d)(i) unless the performance conditions applicable to a Participant’s earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.

14.3 Section 409A.    If the implementation of any of the foregoing provisions of this Article XIV would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.

14.4 Conflict.    The preceding sections of this Article XIV shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Article XIV shall govern.

ARTICLE XV

LEGAL CONSTRUCTION

15.1 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 Requirements of Law.    The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

15.4 Securities Law Compliance.    To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5 Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Iowa.

15.6 Captions.    Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2014.

Vote by Internet • Go to www.envisionreports.com/GPRE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR both nominees listed in Proposal 1 and a vote FOR Proposals 2, 3, 4, 5 and 6.

1. To elect two directors to serve three-year terms that expire at the 2017 annual meeting:						+
	For	Withhold		For	Withhold
01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Green Plains Renewable Energy, Inc. to Green Plains Inc.	☐	☐	☐	3.	To approve features related to the issuance of common stock upon conversion of the Company’s 3.25% Convertible Senior Notes due 2018, including flexible settlement.	☐	☐	☐

4.	To approve the Company’s Umbrella Short-Term Incentive Plan.	☐	☐	☐	5.	To approve the material terms of the performance goals under the Company’s 2009 Equity Incentive Plan, as amended, for purposes of Internal Revenue Code Section 162(m).	☐	☐	☐

6.	To cast an advisory vote to approve the Company’s executive compensation; and	☐	☐	☐	7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — please print new address below.

C	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                     01SRZD

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 14, 2014:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 14, 2014

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2014

Todd Becker and Michelle Mapes with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held on May 14, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR both nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR both nominees listed in Proposal 1 and a vote
FOR Proposals 2, 3, 4, 5 and 6.

1. To elect two directors to serve three-year terms that expire at the 2017 annual meeting:						+
	For	Withhold		For	Withhold

01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Green Plains Renewable Energy, Inc. to Green Plains Inc.	☐	☐	☐	3.	To approve features related to the issuance of common stock upon conversion of the Company’s 3.25% Convertible Senior Notes due 2018, including flexible settlement.	☐	☐	☐

4.	To approve the Company’s Umbrella Short-Term Incentive Plan.	☐	☐	☐	5.	To approve the material terms of the performance goals under the Company’s 2009 Equity Incentive Plan, as amended, for purposes of Internal Revenue Code Section 162(m).	☐	☐	☐

6.	To cast an advisory vote to approve the Company’s executive compensation; and	☐	☐	☐	7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                     01SS2E

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 14, 2014:

The Notice, Proxy Statement and Annual Report are available at www.edocumentview.com/GPRE

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 14, 2014

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2014

Todd Becker and Michelle Mapes with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held on May 14, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR both nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)